UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2024

Hess Midstream LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39163	84-3211812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 McKinney Street
Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with Hess Midstream LP’s (the “Company”) early adoption of Accounting Standards Update No. 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”), the Company is filing this Current Report on Form 8-K to recast changes to the presentation of reportable segment disclosures previously reported as set forth in (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024 (the “2023 Form 10-K”), and (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 2024, as filed with the SEC on May 7, 2024 (the “First Quarter 2024 10-Q”). In addition, the Company is providing the recast segment disclosures for the three- and six-month periods ended June 30, 2023, and the three- and nine-month periods ended September 30, 2023 (the “Prior Quarterly Periods”), which will be included in the Company’s Quarterly Reports on Form 10-Q for the period ended June 30, 2024 and the period ending September 30, 2024, respectively.

ASU 2023-07 adds required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help users of financial statements understand how an entity’s chief operating decision maker (“CODM”) evaluates segment expenses and operating results. ASU 2023-07 does not change how an entity identifies its operating segments. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on April 1, 2024.

The Company’s Chief Executive Officer and Chief Financial Officer, collectively determined to be the Company’s CODM, evaluate the operating performance of the Company’s operating segments based on Adjusted EBITDA, which is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for other non-cash, non-recurring items, if applicable. For all of the Company’s segments, the CODM uses segment Adjusted EBITDA in the annual budgeting and monthly forecasting process. The CODM considers budget-to-current forecast and prior forecast-to-current forecast variances for Adjusted EBITDA on a monthly basis for evaluating performance of each segment and making decisions about allocating capital and other resources to each segment.

The financial statements filed as Exhibit 99.1 hereto are identical to those included in the 2023 Form 10-K, other than an update to Note 2. Summary of Significant Accounting Policies and Basis of Presentation and Note 12. Segments to the consolidated financial statements included therein to reflect the recast of the original presentation in accordance with ASU 2023-07. The financial information filed as Exhibit 99.2 hereto reflects the same recast in the Segments footnote disclosures for the Prior Quarterly Periods.

Except for the segment changes specifically noted herein and in the attached exhibits, all other information in the 2023 Form 10-K and First Quarter 2024 10-Q remains unchanged and no other information in the 2023 Form 10-K or in the First Quarter 2024 10-Q is being recast or otherwise modified or updated for events or developments that occurred subsequent to the filing of the 2023 Form 10-K or the First Quarter 2024 10-Q, as applicable, nor does this Current Report on Form 8-K reflect any changes, events, or activities occurring after the applicable filing dates. Further the matters noted above do not represent a restatement of previously issued financial statements.

This Form 8-K and Exhibits 99.1 and 99.2 should be read in conjunction with the 2023 Form 10-K and the First Quarter 2024 10-Q, as applicable. For significant developments since the filing of the 2023 Form 10-K and the First Quarter 2024 10-Q, refer to the Company’s Current Reports on Form 8-K filed or furnished since December 31, 2023, and other relevant filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

23.1	Consent of Ernst & Young LLP

99.1	Recast Part II, Item 8. “Financial Statements and Supplementary Data” of Annual Report on Form 10-K for the year ended December 31, 2023.

99.2	Unaudited Schedule of Reportable Segment Information in Quarterly Reports on Form 10-Q.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2024

HESS MIDSTREAM LP (Registrant)

By: HESS MIDSTREAM GP LP, its General Partner

By: HESS MIDSTREAM GP LLC, its General Partner

By:	/s/ Jonathan C. Stein
Jonathan C. Stein
Chief Financial Officer